    As filed with the Securities and Exchange Commission on November 29, 2001
                                                           Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ______________________
                            ADVANCE AUTO PARTS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         5531                      54-2049910
(State or other jurisdiction of  (Primary Standard Industrial   (Employer Identification No.)
incorporation or organization)   Classification Code Number)

                      5673 Airport Road, Roanoke, VA 24012
                                 (540) 362-4911
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ADVANCE AUTO PARTS, INC.
                        2001 EXECUTIVE STOCK OPTION PLAN
                     2001 SENIOR EXECUTIVE STOCK OPTION PLAN
                      2001 EMPLOYEE STOCK SUBSCRIPTION PLAN
                  2001 SENIOR EXECUTIVE STOCK SUBSCRIPTION PLAN
                            (Full title of the plans)

                                 Jimmie L. Wade
                      President and Chief Financial Officer
                      5673 Airport Road, Roanoke, VA 24012
                                 (540) 362-4911
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ______________________
                                   Copies to:

                             Thomas M. Cleary, Esq.
                               Riordan & McKinzie
                             300 South Grand Avenue
                                   29th Floor
                          Los Angeles, California 90071

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                         Proposed              Proposed
    Title of each class of           Amount              Maximum               Maximum              Amount of
       securities to be               to be            Offering Price          Aggregate           Registration
          registered               Registered            Per Share           Offering Price            Fee
--------------------------------------------------------------------------------------------------------------------
   Common Stock, par value
      $0.0001 per share           5,521,168(1)              (2)            $156,229,171(2)         $37,338.77
====================================================================================================================

(1) Includes 3,600,000 shares issuable pursuant to the Registrant's 2001 Executive Stock Option Plan, 1,710,000 shares issuable pursuant to the Registrant's 2001 Senior Executive Stock Option Plan, 120,668 shares issuable upon future sales pursuant to the Registrant's 2001 Employee Stock Subscription Plan, and 90,500 shares issuable upon future sales pursuant to the Registrant's 2001 Senior Executive Stock Subscription Plan, as such numbers of shares may be adjusted in accordance with said plans in the event of a merger, consolidation, reorganization, liquidation, recapitalization, stock dividend, stock split, or similar event involving the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based upon the exercise prices of options which have been granted and subscription shares which have been purchased, and an estimated exercise/purchase price of options and subscription shares reserved for future grant and sale, respectively. Of the total number of shares registered herein, a total of 1,925,905 shares are issuable pursuant to the Registrant's stock option plans at a weighted average exercise price of $19.34 per share ($37,247,002 in the aggregate), a total of 795,235 shares are issuable pursuant to the Company's stock option plans at a weighted average exercise price of $16.00 per share ($12,723,760 in the aggregate), a total of 295,235 shares are issuable pursuant to the Company's stock option plans at an exercise price of $10.00 per share ($2,952,350 in the aggregate), a total of 574,765 shares are issuable pursuant to the Company's stock option plans at a weighted average exercise price of $42.90 per share ($24,657,418 in the aggregate), a total of 1,718,860 are available for future grant under such plans and are being registered herein at $40.75 per share ($70,043,545 in the aggregate) and a total of 211,168 shares are available for future sales pursuant to the Registrant's stock subscription plans and are being registered herein at $40.75 per share ($8,605,096 in the aggregate). The exercise/sale price of all shares available for future issuance under these plans is based upon the fair market value of the Registrant's common stock on the date hereof. Therefore, the total amount of the offering being registered herein is the sum of these aggregate amounts, or $156,229,171.

-------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents which Advance Auto Parts, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

    (1) The Proxy Statement and Prospectus filed by the Company on November 8, 2001 (Commission File No. 333-68858) pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which contains audited and consolidated financial statements of the Company (as successor in interest to Advance Holding Corporation) for the fiscal year ended December 30, 2000, the latest year for which such statements have been filed; and

     (2) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A (Commission File No. 001-16797) filed with the Commission on November 28, 2001.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's certificate of incorporation and bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

     Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such a manner be reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Item 7.  Exemptions from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

4.1      Form of Restated Certificate of Incorporation of the Company. (*)
4.2      Bylaws of the Company. (*)
5.1 Opinion of Riordan & McKinzie as to the legality of the common stock registered hereby.
23.1     Consent of Arthur Andersen LLP.
23.2     Consent of Ernst & Young LLP.
24.1     Power of Attorney (included on Page A-1 hereto).
99.1     Form of 2001 Executive Stock Option Plan. (*)
99.2     Form of 2001 Senior Executive Stock Option Plan. (*)
99.3     Form of 2001 Employee Stock Subscription Plan. (*)
99.4     Form of 2001 Senior Executive Stock Subscription Plan. (*)

(*) Filed as an exhibit to Registration Statement on Form S-4 of the Company (Registration No. 333-68858) on August 31, 2001, as amended on October 15, 2001, November 6, 2001 and November 26, 2001, and as the same may be subsequently amended (the "Registration Statement"). The Registration Statement is hereby incorporated by reference and made a part hereof.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on this 29th day of November, 2001.

                                     Advance Auto Parts, Inc.




                                     By: /s/ Jimmie L. Wade
                                         ---------------------------------------
                                         Jimmie L. Wade
                                         President and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence P. Castellani, Jimmie L. Wade, and Mark
J. Doran, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                Title(s)                             Date
            ---------                                --------                             ----
   /s/ Lawrence P. Castellani         Chief Executive Officer (Principal           November 29, 2001
----------------------------------    Executive Officer)
      Lawrence P. Castellani

       /s/ Jimmie L. Wade             President and Chief Financial Officer
----------------------------------    (Principal Financial and Accounting
           Jimmie L. Wade             Officer)                                     November 29, 2001

     /s/ Nicholas F. Taubman          Chairman of the Board and Director           November 29, 2001
----------------------------------
        Nicholas F. Taubman

      /s/ Garnett E. Smith            Vice Chairman of the Board and Director      November 29, 2001
----------------------------------
         Garnett E. Smith

     /s/ Timothy C. Collins           Director                                     November 29, 2001
----------------------------------
        Timothy C. Collins

        /s/ Mark J. Doran             Director                                     November 29, 2001
----------------------------------
           Mark J. Doran

        /s/ John M. Roth              Director                                     November 29, 2001
----------------------------------
            John M. Roth

            Signature              Title(s)                  Date
            ---------              --------                  ----

   /s/ Ronald P. Spogli            Director            November 29, 2001
---------------------------
       Ronald P. Spogli

   /s/ William L. Salter           Director            November 29, 2001
---------------------------
       William L. Salter

   /s/ Jeffrey B. Conner           Director            November 29, 2001
---------------------------
       Jeffrey B. Conner

   /s/ Peter J. Fontaine           Director            November 29, 2001
---------------------------
       Peter J. Fontaine

                                INDEX TO EXHIBITS

4.1      Form of Restated Certificate of Incorporation of the Company. (*)
4.2      Bylaws of the Company. (*)
5.1 Opinion of Riordan & McKinzie as to the legality of the common stock registered hereby.
23.1     Consent of Arthur Andersen LLP.
23.2     Consent of Ernst & Young LLP.
24.1     Power of Attorney (included on Page A-1 hereto).
99.1     Form of 2001 Executive Stock Option Plan. (*)
99.2     Form of 2001 Senior Executive Stock Option Plan. (*)
99.3     Form of 2001 Employee Stock Subscription Plan. (*)
99.4     Form of 2001 Senior Executive Stock Subscription Plan. (*)


(*) Filed as an exhibit to Registration Statement on Form S-4 of the Company (Registration No. 333-68858) on August 31, 2001, as amended on October 15, 2001 and November 6, 2001, and as the same may be subsequently amended (the "Registration Statement"). The Registration Statement is hereby incorporated by reference and made a part hereof.